Exhibit 99.1

FOR IMMEDIATE RELEASE

MOBILE MINI REPORTS Q1’13 RESULTS

Tempe, AZ – May 6, 2013 — Mobile Mini, Inc. (NASDAQ GS: MINI), the world’s leading supplier of portable storage solutions, today reported actual and adjusted financial results for the quarter ended March 31, 2013. Total revenues were $97.9 million and leasing revenues were $85.1 million, compared with $88.8 million and $78.4 million, respectively, for the same period last year. The Company’s first quarter adjusted net income was $12.3 million, or $0.27 per diluted share, compared with $6.0 million, or $0.13, respectively, for the first quarter of 2012.

Adjusted EBITDA was $37.8 million for the first quarter of 2013, compared with $31.0 million for the same period last year. Adjusted EBITDA margin was 38.6% for the first quarter of 2013, compared with 35.0% in the first quarter of 2012. The increase in profitability and margin reflects stronger utilization, higher yield including improved pricing, and leveraging of operating expenses.

First Quarter 2013 Highlights

•	Grew leasing revenues 8.4% year-over-year to $85.1 million, our highest first quarter level since the first quarter of 2009.

•	Improved yield 4.3% including an average rental rate increase of 1.6% versus the prior year.

•	Generated a 21.7% year-over-year increase in adjusted EBITDA.

•	Increased average fleet utilization to 60.2%, up 340 bps from the first quarter of 2012.

•	Delivered strong free cash flow of $26.1 million, after $0.5 million of net capex.

The Company posted its ninth consecutive quarter of comparable period growth in leasing revenues. The increase in units on rent was driven by stronger demand from both non-construction and construction end markets and resulted in continued year-over-year improvement in utilization. Yield rose 4.3% to an all-time first quarter high of $604. The nearly 22% gain in adjusted EBITDA and 360 basis point improvement in adjusted EBITDA margin over the first quarter of 2012 reflects stronger leasing volume and pricing coupled with disciplined cost controls. Finally, the Company continued to strengthen its financial position, generating positive free cash flow for the 21st consecutive quarter and reducing net debt by $30.9 million.

Erik Olsson, Mobile Mini’s President and Chief Executive Officer commented, “The year started on a strong note. Looking ahead, we anticipate that we will continue to generate comparable period growth in leasing revenues through the balance of 2013 which, with our strong operating leverage, should translate into year-over-year EBITDA margin expansion. We see additional opportunity to increase our utilization as we more deeply penetrate our existing markets and expand into new ones. We have a great team of dedicated people focused on delivering outstanding service to our customers, and I am looking forward to working with them as we take Mobile Mini into its next phase of growth.”

Adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, adjusted net income, and free cash flow are non-GAAP financial measures as defined by Securities and Exchange Commission (“SEC”) rules. Reconciliations of these measurements to the most directly comparable GAAP financial measures can be found later in this release.

Mobile Mini, Inc. News Release	Page 2
May 6, 2013

Conference Call

Mobile Mini will host a conference call today, Monday, May 6, 2013, at 12 noon ET to review these results. To listen to the call live, dial (201) 493-6739 and ask for the Mobile Mini Conference Call or go to www.mobilemini.com and click on the Investors section. Additionally, a slide presentation that will accompany the call will be posted at www.mobilemini.com on the Investors section and will be available in advance and after the call. We will also post the reconciliation of non-GAAP financial measures used in the slide show to the most directly comparable GAAP financial measures. Please go to the website 15 minutes early to download and install any necessary audio software. If you are unable to listen live, a replay of the call can be accessed for approximately 14 days after the call at Mobile Mini’s website.

Mobile Mini, Inc. is the world’s leading provider of portable storage solutions through its total lease fleet of over 230,900 portable storage containers and office units with 137 locations in the U.S., United Kingdom, Canada and The Netherlands. Mobile Mini is included on the Russell 2000® and 3000® Indexes and the S&P Small Cap Index.

This news release contains forward-looking statements, particularly regarding growth, ability to penetrate existing markets and enter new markets, increases in operating leverage, increases in revenue and utilization, and EBITDA margin expansion, which involve risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Risks and uncertainties that may affect future results include those that are described from time to time in the Company’s SEC filings. These forward-looking statements represent the judgment of the Company, as of the date of this release, and Mobile Mini disclaims any intent or obligation to update forward-looking statements.

CONTACT:	-OR-	INVESTOR RELATIONS COUNSEL:
Mark Funk, Executive VP &		The Equity Group Inc.
Chief Financial Officer		Fred Buonocore (212) 836-9607
Mobile Mini, Inc.		Linda Latman (212) 836-9609
(480) 477-0241 www.mobilemini.com

(See Accompanying Tables)

Mobile Mini, Inc. News Release	Page 3
May 6, 2013

Mobile Mini, Inc. Condensed Consolidated Statements of Income

(Unaudited)/(in 000’s except per share data)/(includes effects of rounding)

	Three Months Ended		Three Months Ended
	March 31,		March 31,
	2013	2013	2012	2012
	Actual	Adjusted (1)	Actual	Adjusted (1)
Revenues:
Leasing	$85,066	$85,066	$78,444	$78,444
Sales	12,462	12,462	9,805	9,805
Other	413	413	501	501

Total revenues	97,941	97,941	88,750	88,750

Costs and expenses:
Cost of sales	8,684	8,684	5,898	5,898
Leasing, selling and general expenses (2)	53,133	53,133	53,587	53,493
Integration, merger and restructuring expenses (3)	375	—	496	—
Depreciation and amortization	8,811	8,811	9,014	9,014

Total costs and expenses	71,003	70,628	68,995	68,405

Income from operations	26,938	27,313	19,755	20,345
Other income (expense):
Interest expense	(7,551)	(7,551)	(10,617)	(10,617)
Deferred financing costs write-off (4)	—	—	(692)	—
Foreign currency exchange	(1)	(1)	(1)	(1)

Income before provision for income taxes	19,386	19,761	8,445	9,727
Provision for income taxes	7,344	7,488	3,235	3,704

Net income	$12,042	$12,273	$5,210	$6,023

Earnings per share:
Basic	$0.27	$0.27	$0.12	$0.14

Diluted	$0.26	$0.27	$0.12	$0.13

Weighted average number of common and common share equivalents outstanding:
Basic	45,247	45,247	44,489	44,489

Diluted	45,733	45,733	45,060	45,060

EBITDA	$35,748	$37,759	$28,768	$31,027

(1)	This column represents a non-GAAP presentation even though some individual line items presented, such as revenues, are identical under both GAAP and the adjusted presentations.
(2)	In 2012, the difference relates to acquisition activity costs that are excluded in the adjusted presentation.
(3)	Integration, merger and restructuring expenses represent costs relating primarily to the restructuring of our operations that are excluded in the adjusted presentation.
(4)	In 2012, this represents a portion of deferred financing costs associated with our prior $850.0 million credit agreement which was replaced with our $900.0 million credit agreement in February 2012. Deferred financing costs write-off is excluded in the adjusted presentation.

Mobile Mini, Inc. News Release	Page 4
May 6, 2013

	Reconciliation of Adjusted Measurements to Actuals Three Months Ended March 31, 2013 (in thousands except per share data) (includes effects of rounding)				Reconciliation of Adjusted Measurements to Actuals Three Months Ended March 31, 2012 (in thousands except per share data) (includes effects of rounding)
	As Adjusted (1)	Share-based compensation expense (2)	Integration, merger and restructuring expenses (3)	Actual	As Adjusted (1)	Share-based compensation expense (2)	Integration, merger and restructuring expenses (3)	Acquisition expenses (4)	Deferred financing costs write- off (5)	Actual
Revenues	$97,941	$—	$—	$97,941	$88,750	$—	$—	$—	$—	$88,750
EBITDA	$37,759	$(1,636)	$(375)	$35,748	$31,027	$(1,669)	(496)	$(94)	$—	$28,768
EBITDA margin	38.6%	(1.7)%	(0.4)%	36.5%	35.0%	(1.9)%	(0.6)%	(0.1)%	$—	32.4%
Operating income	$27,313	$—	$(375)	$26,938	$20,345	$—	$(496)	$(94)	$—	$19,755
Operating income margin	27.9%	—	(0.4)%	27.5%	22.9%	—	(0.6)%	(0.1)%	—	22.3%
Pre tax income	$19,761	$—	$(375)	$19,386	$9,727	$—	$(496)	$(94)	$(692)	$8,445
Net income	$12,273	$—	$(231)	$12,042	$6,023	$—	$(329)	$(58)	$(426)	$5,210
Diluted earnings per share	$0.27	$—	$(0.01)	$0.26	$0.13	$—	$—	$—	$(0.01)	$0.12

(1)	This column represents a non-GAAP presentation even though some individual line items presented, such as revenues, are identical under both GAAP and the adjusted presentations.
(2)	Represents non-cash share-based expense associated with the granting of equity instruments and is excluded in the adjusted presentation.
(3)	Integration, merger and restructuring expenses represent costs relating primarily to the restructuring of our operations that are excluded in the adjusted presentation.
(4)	Represents acquisition activity costs that are excluded in the adjusted presentation.
(5)	Represents a portion of deferred financing costs associated with our prior $850.0 million credit agreement which was replaced with our $900.0 million credit agreement in February 2012. Deferred financing costs write-off is excluded in the adjusted presentation.

Mobile Mini, Inc. News Release	Page 5
May 6, 2013

	Three Months Ended March 31,
	2013	2012
	(In thousands)
Reconciliation of EBITDA to net cash provided by operating activities:
EBITDA	$35,748	$28,768
Interest paid	(2,392)	(3,047)
Income and franchise taxes paid	(87)	(41)
Share-based compensation expense	1,636	1,856
Gain on sale of lease fleet units	(3,067)	(3,114)
Gain on disposal of property, plant and equipment	(28)	(13)
Changes in certain assets and liabilities, net of effect of business acquired:
Receivables	890	2,963
Inventories	(754)	(1,302)
Deposits and prepaid expenses	(671)	194
Other assets and intangibles	96	(237)
Accounts payable and accrued liabilities	(4,774)	(7,180)

Net cash provided by operating activities	$26,597	$18,847

Reconciliation of net income to EBITDA and adjusted EBITDA:
Net income	$12,042	$5,210
Interest expense	7,551	10,617
Provision for income taxes	7,344	3,235
Depreciation and amortization	8,811	9,014
Deferred financing costs write-off	—	692

EBITDA	35,748	28,768
Share-based compensation expense	1,636	1,669
Integration, merger, and restructuring expenses	375	496
Acquisition expenses	—	94

Adjusted EBITDA	$37,759	$31,027

Reconciliation of net cash provided by operating activities to free cash flow:
Net cash provided by operating activities	$26,597	$18,847
Additions to lease fleet	(6,327)	(9,820)
Proceeds from sale of lease fleet units	9,880	7,653
Additions to property, plant and equipment	(4,280)	(2,959)
Proceeds from sale of property, plant and equipment	221	164

Net capital expenditures, excluding acquisitions	(506)	(4,962)

Free cash flow	$26,091	$13,885

Mobile Mini, Inc. News Release	Page 6
May 6, 2013

Mobile Mini, Inc.

Condensed Consolidated Balance Sheets

(in thousands except par value data)

(includes effects of rounding)

	March 31, 2013	December 31, 2012
	(unaudited)	(audited)
ASSETS
Cash	$1,500	$1,937
Receivables, net	48,750	50,644
Inventories	20,214	19,534
Lease fleet, net	1,017,008	1,031,589
Property, plant and equipment, net	80,640	80,822
Deposits and prepaid expenses	7,458	6,858
Other assets and intangibles, net	16,644	17,868
Goodwill	514,209	518,308

Total assets	$1,706,423	$1,727,560

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable	$18,739	$18,287
Accrued liabilities	56,895	58,485
Lines of credit	411,752	442,391
Notes payable	178	310
Obligations under capital leases	547	642
Senior Notes	200,000	200,000
Deferred income taxes	204,265	197,926

Total liabilities	892,376	918,041

Commitments and contingencies
Stockholders’ equity:
Preferred stock: $.01 par value, 20,000 shares authorized, none issued	—	—
Common stock; $.01 par value, 95,000 shares authorized, 48,359 issued and 46,184 outstanding at March 31, 2013 and 48,211 issued and 46,036 outstanding at December 31, 2012	484	482
Additional paid-in capital	527,041	522,372
Retained earnings	355,824	343,782
Accumulated other comprehensive loss	(30,002)	(17,817)
Treasury stock, at cost, 2,175 shares	(39,300)	(39,300)

Total stockholders’ equity	814,047	809,519

Total liabilities and stockholders’ equity	$1,706,423	$1,727,560

Mobile Mini, Inc. News Release	Page 7
May 6, 2013

	(In thousands)
	Three Months Ended March 31,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$12,042	$5,210
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred financing costs write-off	—	692
Provision for doubtful accounts	389	211
Amortization of deferred financing costs	703	981
Amortization of debt issuance discount	—	21
Amortization of long-term liabilities	45	41
Share-based compensation expense	1,636	1,856
Depreciation and amortization	8,811	9,014
Gain on sale of lease fleet units	(3,067)	(3,114)
Gain on disposal of property, plant and equipment	(28)	(13)
Deferred income taxes	7,256	3,235
Foreign currency transaction loss	1	1
Changes in certain assets and liabilities, net of effect of business acquired:
Receivables	501	2,752
Inventories	(754)	(1,302)
Deposits and prepaid expenses	(671)	194
Other assets and intangibles	96	(237)
Accounts payable	881	(243)
Accrued liabilities	(1,244)	(452)

Net cash provided by operating activities	26,597	18,847

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for business acquired	—	(3,563)
Additions to lease fleet	(6,327)	(9,820)
Proceeds from sale of lease fleet units	9,880	7,653
Additions to property, plant and equipment	(4,280)	(2,959)
Proceeds from sale of property, plant, and equipment	221	164

Net cash used in investing activities	(506)	(8,525)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net repayments under lines of credit	(30,638)	(3,789)
Deferred financing costs	—	(7,418)
Principal payments on notes payable	(132)	(122)
Principal payments on capital lease obligations	(95)	(264)
Issuance of common stock	2,983	1,722

Net cash used in financing activities	(27,882)	(9,871)

Effect of exchange rate changes on cash	1,354	(1,274)

NET DECREASE IN CASH	(437)	(823)
CASH AT BEGINNING OF PERIOD	1,937	2,860

CASH AT END OF PERIOD	$1,500	$2,037

Mobile Mini, Inc. News Release	Page 8
May 6, 2013

This news release includes the financial measures “EBITDA”, “adjusted EBITDA”, “EBITDA margin”, “adjusted EBITDA margin”, “adjusted SG&A”, “adjusted net income”, “adjusted diluted earnings per share” and “free cash flow.” These measurements are deemed “non-GAAP financial measures” under rules of the SEC, including Regulation G. This non-GAAP financial information may be determined or calculated differently by other companies.

EBITDA is defined as net income before interest expense, income taxes, depreciation and amortization, and if applicable, debt restructuring or extinguishment costs, including any write-off of deferred financing costs. We further adjust EBITDA to exclude non-cash share-based compensation expense and to ignore the effect of what we consider transactions or events not related to our core business to arrive at adjusted EBITDA. The GAAP financial measure that is most directly comparable to EBITDA is net cash provided by operating activities. EBITDA and adjusted EBITDA margins are calculated by dividing consolidated EBITDA and adjusted EBITDA by total revenues. The GAAP financial measure that is most directly comparable to EBITDA margin is operating margin, which represents operating income divided by revenues. We present adjusted EBITDA and adjusted EBITDA margin because we believe they provide useful information regarding our ability to meet our future debt payment requirements, capital expenditures and working capital requirements and they provide an overall evaluation of our financial condition. We include adjusted EBITDA in the earnings announcement to provide transparency to investors. Adjusted EBITDA has certain limitations as an analytical tool and should not be used as a substitute for net income, cash flows, or other consolidated income or cash flow data prepared in accordance with GAAP or as a measure of our profitability or our liquidity. EBITDA margin is presented along with the operating margin so as not to imply that more emphasis should be placed on it than the corresponding GAAP measure.

Free cash flow is defined as net cash provided by operating activities, minus or plus, net cash used in or provided by investing activities, excluding acquisitions. Free cash flow is a non-GAAP financial measure and is not intended to replace net cash provided by operating activities, the most directly comparable GAAP financial measure. We present free cash flow because we believe it provides useful information regarding our liquidity and ability to meet our short-term obligations. In particular, free cash flow indicates the amount of cash available after capital expenditures for, among other things, investments in the Company’s existing businesses, debt service obligations and strategic acquisitions.

Adjusted SG&A, adjusted net income and adjusted diluted earnings per share permit a comparative assessment of our SG&A expenses, net income and diluted earnings per share by excluding certain one-time expenses and integration, merger and restructuring expenses to make a more meaningful comparison of our operating performance.

Earlier in this release we provided a reconciliation of these adjusted measurements to actual results along with a reconciliation of EBITDA to net cash provided by operating activities, net income to EBITDA and adjusted EBITDA and net cash provided by operating activities to free cash flow.